Exhibit 10.2

[Redacted Copy]

“***” indicates portions of the agreement that have been omitted pursuant to a confidential treatment request and have been filed with the Securities and Exchange Commission separately.

MASTER PURCHASE AGREEMENT

by and between

Novaled AG
Tatzberg 49
01307 Dresden
Germany

and

LG Display Co., Ltd.
LG U+ building, Hangangno 3-ga, Yongsan-gu, Seoul, 140-716 Korea

MASTER PURCHASE AGREEMENT

This Master Purchase Agreement (this Agreement ) is effective this 24th day of October, 2011  (Effective Date ), and entered into by and between,

LG Display Co., Ltd., having its principal place of business at LG U+ building, Hangangno 3-ga, Yongsan-gu, Seoul, 140-716Korea (“LGD”);

and

Novaled AG, having its principal place of business at Tatzberg 49 01307 Dresden Germany (herein after referred to as SELLER).

(Each of the SELLER and BUYER (as defined below) shall individually be referred to as a Party and collectively as the Parties)

W I T N E S S E T H:

WHEREAS, LGD is in the business of manufacturing, marketing and selling the OLED products;

WHEREAS, SELLER is in the business of manufacturing, marketing and selling the Material (as defined below) for OLED to be used in the OLED products ; and

WHEREAS, BUYER and SELLER desire to set forth the terms and conditions relating to the purchase and sale of the Material in this Agreement.

NOW THEREFORE, in consideration of the mutual premises and covenants hereinafter, the Parties agree as follows.

Article 1.         DEFINITION

Unless noted otherwise, capitalized terms in this Agreement shall have the following definitions:

1.1          “Product(s)” shall mean the Material to be used in OLED products offered for sale by SELLER under this Agreement as specified in Exhibit A attached hereto.  LGD and SELLER may mutually amend Exhibit A in writing from time to time to include new Products or change the Specifications.

1.2          “Specifications” shall mean the technical and/or functional specifications and/or requirements of the Product provided by LGD to SELLER which may be revised from time to time.

1.3          “Purchase Order(s)” shall mean a written or electronic purchase order issued by BUYER to SELLER.

1.4          “Delivery Date” shall mean the date specified in a Purchase Order for the delivery of Products by SELLER to the destination required by a Purchase Order.

1.5          “BUYER” shall mean LGD or any entity designated by LGD to purchase Products from SELLER under this Agreement (“LGD Designated Buyer’’).

1.6          “Technical Information” shall mean any technical fact, data, advice or other information, written or oral, in the form of drawings, diagrams, catalogues, specifications, instructions, parts list, programs, tool, mold, sample, and similar items thereto, with respect to the Products, whether patented or un-patented, which Seller has acquired or may hereafter acquire in the manufacture, design, process, inspection, test, and packing of the Products.

1.7          “Material” shall mean any organic chemical compound.

Article 2.         PURCHASE OF PRODUCTS

2.1          Purchase and Sale of the Products

2.1.1        SELLER shall supply the Products to BUYER in accordance with and only in response to Purchase Orders that may be placed by BUYER in accordance with the Forecasts, as set forth in below, from time to time and confirmed by SELLER during the term of this Agreement.  At least *** prior to the date of delivery required by that Purchase Order, BUYER shall place each Purchase Order for the Products with SELLER.

2.1.2        Each Purchase Order placed by BUYER will make reference to this Agreement and specify: (i) the quantity of the Product ordered, (ii) a proposed delivery schedule (the Proposed Delivery Date), (iii) unit price, (iv) any other shipping instructions and (v) other requirements/instructions.  BUYER shall send out a Purchaser Order to SELLER in writing or electronically.

2.1.3        SELLER shall send a written Purchase Order confirmation within *** after receiving the Purchase Order.  If SELLER doesn’t inform any objection of the Purchase Order confirmation to BUYER, the Purchase Order shall be deemed to be accepted by SELLER.  Any conflict or inconsistency between this Agreement and any Purchase Order shall be governed by this Agreement.

2.2          Forecasts

LGD will provide a *** forecast of projected quantity of the Products (the Forecast) to SELLER for a period of ***.  LGD may revise any Forecast after issuance.  Any quantities listed in a Forecast are estimates made by BUYER as an accommodation to SELLER and do not constitute a commitment by BUYER to order those quantities, in whole or in part.  BUYER will use commercially reasonable efforts to place Purchase Order for the Product within the Forecast.  ***.

2.3          Inventory; New Products

2.3.1        SELLER shall promptly advise BUYER of any new products that are similar to the Products and developed by or available from SELLER which SELLER intends to make commercially available to interested customers.

Article 3.         PRICES, INVOICES AND PAYMENT TERMS

3.1          Prices

3.1.1        The unit price of the Products to be purchased by BUYER shall be determined by SELLER and LGD upon mutual agreement.

3.1.2        The unit price may be changed by mutual agreement of LGD and SELLER on a regular basis or anytime taking into account manufacturing costs of the Products and market conditions.

3.1.3        The price is inclusive of any applicable excise, sales or any other such taxes now existing or hereinafter imposed by any taxing authority in Sellers country.  The price is exclusive of any applicable excise, sales or any other such taxes now existing or hereinafter imposed by any taxing authority in Buyer’s country.

3.1.4        All prices and calculations will be made in US Dollars, unless otherwise stated.

3.1.5        ***.

3.1.6        ***.

3.2          Invoices

Unless otherwise agreed in writing, SELLER shall send all invoices for Products shipped, to the BUYER who issued the Purchase Order for such Products.

3.3          Payment Terms

Unless otherwise agreed in writing, payment terms for Products ordered under this Agreement shall be made within *** from the invoice date ***.  Payment by BUYER will not be deemed approval or acceptance by BUYER of any Product, or a waiver by LGD of any claim or right.  BUYER may withhold any amounts subject to a dispute from its payment of an invoice, ***.  With respect to any amounts to be paid by BUYER to SELLER hereunder, BUYER may set off against such amounts any amount that SELLER is obligated to pay BUYER under this Agreement.

Article 4.         DELIVERY

4.1          Title

All shipments shall be according to the *** (INCOTERMS 2010) ***.  Title to Products released hereunder shall pass from SELLER to BUYER upon delivery of the Products to BUYER or to the designated carrier or location at ***.

4.2          Packing

SELLER shall preserve, package, handle and pack the Products so as to protect the Products from loss or damage, in accordance with BUYER’s reasonable requests and in compliance with international commercial practices, government regulations, and other applicable standards.

4.3          Packing List

In all delivery of Products, SELLER shall provide a packing list and an invoice which contains the following information: (i) Purchase Order number, (ii) Product part number (if any), (iii) SELLER reference number, (iv) Products quantity shipped, (v) unit price, (vi) Delivery Date, and (vii) serial number of each Product unit (if applicable).

4.4          Shipping Costs

4.4.1        All shipping and transport expenses and duties shall be borne by either SELLER or BUYER in accordance with the applicable delivery term under the applicable INCOTERMS 2010 rules.

4.4.2        If SELLER ships any Product by a method other than as agreed between the Parties in advance, without BUYER’s previous written approval, SELLER shall pay any resulting increase in the cost of freight incurred over the cost of freight which would have been incurred had SELLER complied with the Purchase Order’s shipping instructions.

4.5          TIME OF ESSENCE

SELLER shall meet the scheduled delivery date(s) as set forth in the Purchase Order and confirmed in the Purchase Order confirmation (the Scheduled Delivery Date).  SELLER understands that time is of the essence to timely deliver all Products in accordance with the terms of the Purchase Order.

4.6          Late Delivery; Partial Shipment

4.6.1        Late Delivery.  SELLER shall immediately notify the BUYER of any prospective failure to deliver the specified quantity of Products ordered on the Scheduled Delivery Date.

In the event SELLER fails to deliver the Products by the Scheduled Delivery Date, BUYER may, in its sole discretion, (i) reject a late delivery s.o. ‘‘time is of the essence” or (ii) accept the late delivery; provided, however, that in any case, SELLER shall bear all extra costs resulting from such late delivery and shall be liable towards BUYER for all costs and damages without prejudice to any other rights accruing under this Agreement or in law.  For the avoidance of doubt, in the event BUYER rejects a late delivery, BUYER shall arrange for the return of the late delivery to SELLER at SELLER’s cost and expense in a transport manner comparable to the delivery transport manner; provided, that in such event, BUYER shall have no liability for any damage or loss incurred in connection with the return of the late delivery.

4.6.2        Partial Shipment.  In the event SELLER anticipates delivery of a quantity less than that required in a Purchase Order, SELLER shall promptly notify BUYER of such event whereupon BUYER may, in its sole discretion, (i) reject the partial delivery; or (ii) accept the partial delivery; provided, however, that in any case SELLER shall bear all extra costs resulting from such partial shipment and shall be liable towards BUYER for all costs and damages without prejudice to any other rights accruing under this Agreement or in law. For the avoidance of doubt, in the event BUYER rejects a partial delivery, BUYER shall arrange for the return of the partial delivery to SELLER at SELLER’s cost and expense in a transport manner comparable to the delivery transport manner; provided, that in such event, BUYER shall have no liability for any damage or loss incurred in connection with the return of the partial delivery.

4.7          Overshipment

In the event SELLER delivers more Products than stated in the relevant Purchase Order, BUYER may (i) accept the over-delivered quantity for credit against future Purchase Order or (ii) reject the over-delivered quantity and arrange for the return the over-delivered quantity to SELLER at SELLER’s cost and expense in a transport manner comparable to the delivery transport manner; provided, that in such event, BUYER shall have absolutely no liability for any damage or loss incurred in connection with the return of the over-delivered quantity.

4.8          Early Delivery

SELLER may deliver Products prior to the Scheduled Delivery Date provided that, with respect to delivery occurring more than three (3) days prior to the Scheduled Delivery Date (“Early Delivery”), SELLER obtains BUYER’s written consent at least three (3) working days prior to the delivery date desired by SELLER.  In the event of an Early Delivery without BUYER’s prior written consent, BUYER may, at its sole discretion, (i) accept the Early Delivery and process the relevant invoice as if the Products were delivered on the Scheduled Delivery Date; or (ii) arrange for the return of the Early Delivery to SELLER at SELLER’s cost and expense in a transport manner comparable to the delivery transport manner; provided, that in such event, BUYER shall have absolutely no liability for any damage or loss for the Early Delivery.

4.9          ***

4.10        SELLER, at its own expense, shall obtain any and all necessary permits or licenses to export the Products from the country of shipment and/or to import, sell, use or otherwise dispose of the Products, including but not limited to the safety standard, in any countries where such Products are imported, sold, used or otherwise disposed of.

Article 5.         INSPECTION AND ACCEPTANCE

5.1          Inspection

Within *** after BUYER actually receives full possession of all of the Products in a Purchase Order, BUYER shall inspect them in accordance with Specifications and BUYER’s Incoming Inspection Standard & Procedure.  ***.

5.2          Return of the Non-complying Products

BUYER shall have the right to return to SELLER any Product received by BUYER, at the expenses and risk of loss to SELLER, which is: (i) defective, or otherwise not in conformity with the applicable Specification, (ii) not in conformity with the requirements of the relevant Purchase Order or (iii) not in conformity with the warranties set forth in Article 8 below (collectively, “Defective Products”).

Article 6.         QUALITY

6.1          Quality System

(a)                                  Products will be manufactured under a quality system that ensures compliance with the Agreement and meets the required standards of the ISO 9000 and 14000 series for the Products, if applicable for SELLER.

(b)                                 SELLER, upon written request from BUYER, will provide to BUYER copies of SELLER’s quality system documentation and supporting test documentation.  At the request of BUYER, the Parties will create and maintain a combined team to provide oversight of SELLER’s quality systems to ensure SELLER’s compliance with the Agreement.

(c)                                  ***.

6.2          BUYER’s Right to Inspect Facilities

With reasonable advance written notice and in compliance with SELLER’s security and safety requirements, BUYER or its designated representative may inspect SELLER’s production and repair facilities (including but not limited to Product, raw materials, equipment associated manufacturing processes, test and inspection data, reliability data, failure analysis data, corrective action data, and training data) to ensure compliance with the Agreement.  SELLER will use reasonable efforts to secure for BUYER the right to inspect the facilities of SELLER subcontractors and suppliers at no charge to BUYER.

6.3          Reports

SELLER will provide quality related reports as BUYER may reasonably request.

6.4          SELLER Rating

BUYER periodically reviews its suppliers through the Supplier Management Process  (SMP).  SELLER will participate in the SMP review process.

Article 7.         PRODUCT AND PRODUCTION CHANGES, AND DISCONTINUED PRODUCTS

7.1          SELLER may make changes to the Product and/or the production process and provide BUYER with information on change type and samples of the changed Product at least *** months prior to the first proposed shipment of any changed Product.  SELLER warrants that said changes shall not cause material negative effect on form, fit and function of the Products and shall not affect their performance characteristics as set forth in the agreed upon Product Specifications.

7.2          SELLER will provide BUYER with at least *** written notice prior to the last date of manufacture of the Discontinued Product (EOL).  SELLER will ship Product to fill the BUYER’s Purchase Order that SELLER has accepted on or before the date of EOL.  Subject to Product availability, SELLER will accept Purchase Order for the Discontinued Products for a period of *** after the date of EOL notice to BUYER.  Additionally, SELLER shall provide replacement for Defective Products, and technical assistance for warranty service for *** from the last date of shipment of EOL.

Article 8.         PRODUCT WARRANTY

8.1          General Warranty

Each Party warrants that it has the full power and authority to enter into this Agreement and to perform its obligations hereunder.

8.2          SELLER represents and warrants on an ongoing basis that:

(a)                                  BUYER will acquire good and marketable title to the Products, and that all Products will be free and clear of all liens, claims, encumbrances and other restrictions; and, to the best of its knowledge, SELLER possesses and receives all the rights and licenses in the Products to allow BUYER to fully use, have used, distribute, lease, sell, offer for sale and otherwise dispose of the Products in any form without restrictions or additional charge ***.

(b)                                 all Products will be new and unused.

(c)                                  all Products will be free from defects in design, materials and workmanship and will conform to Specifications of the Products for *** from the date the Products are accepted by BUYER under this Agreement  (Warranty Period).  The Warranty Period shall start anew for any replaced Product as a result of a defect.

(d)                                 all Products delivered have been subject to last quality control not later than *** to the Scheduled Delivery Date.

8.3          Defective Product Remedies

In the event of any Defective Product during the Warranty Period, BUYER shall promptly notify the SELLER of the Defective Product in writing or other electronic methods, generally describing the nature of the defect and shall, at SELLER’s costs and risk, ship to Seller the Defective Product, using a comparable manner of shipment as used by SELLER for the delivery.  Upon receipt of such notice and the Defective Product from BUYER, SELLER shall replace it with a new Product that is not a Defective Product within *** from the date of receipt of such Defective Product or, if SELLER fails to replace it within *** above, deduct the prices of the Defective Product from the amount of payment herein.  Any and all costs and expenses for replacement of the Defective Product (including fees of transportation and insurance) shall be borne by SELLER.

8.4          In case SELLER has (i) supplied the Defective Product; or (ii) breached the warranty set forth in this Article, SELLER shall also bear and compensate BUYER for any and all claims and damages incurred beyond the replacement of the Defective Product.  ***.

Article 9.         TECHNICAL ASSISTANCE

9.1          For each Product, Seller shall furnish Buyer all necessary Technical Information and such other necessary Technical Information to use the Product.

9.2          Upon reasonable request of Buyer, Seller shall provide all necessary training (including follow-up training, if necessary) to Buyer.

Article 10. INDEMNIFICATION

10.1        SELLER, to the best of its knowledge, represents and warrants that none of the Products, the Technical Information, or the exercise of BUYER’s rights in connection with the foregoing as permitted under this Agreement or as otherwise intended by the Parties infringes any third party’s copyrights, patents, trademarks, trade secrets or other intellectual property or proprietary rights (each, an “IPR”).

10.2        SELLER agrees to defend, indemnify and hold harmless BUYER, its affiliates and subsidiaries, and all their respective directors, officers, employees, agents, customers, suppliers and distributors (collectively, “Indemnified Party”) from and against any and all claims, actions, demands, legal proceedings, liabilities, damages, losses, judgments, authorized settlements, awards, costs and expenses, including without limitation reasonable attorney’s fees, arising out of or in connection with any alleged or actual:

(a)                                  infringement and/or misappropriation of any third party’s IPR in connection with the Product and/or Technical Information (collectively, “Indemnified Product”) and/or the exercise of Indemnified Party’s rights in connection with the Indemnified Product ***;

(b)                                 claim that a Product provided under this Agreement or its use has caused bodily injury (including death) or has damaged real or tangible personal property (“Injury”); ***;

(c)                                  breach of any of SELLER’S representations or warranties contained in this Agreement or any SELLER’s obligations under this Agreement;

(d)                                 violation by SELLER of any governmental laws, rules, ordinances or regulations; and/or

(e)                                  claim by or on behalf of SELLER’S subcontractors, supplier, parents, subsidiaries, affiliates, employees or agents.

10.3        The Indemnified Party shall provide reasonably prompt notice to SELLER in writing of any claim of infringement or any action for infringement of IPR brought against it by a third party arising out of or with respect to the Indemnified Product and the exercise of Indemnified Party’s rights in connection with the Indemnified Product *** (each, a “IPR Claim”).  In such event, SELLER shall, at the option of the Indemnified Party, undertake the defense, or assist the Indemnified Party in the defense of the IPR Claim to final judgment or settlement.  If SELLER undertakes the defense pursuant to this Article 10.3, SELLER shall have sole charge and direction of the defense, and shall pay all costs related thereto, and the Indemnified Party shall render to SELLER, at SELLER’s expense, all reasonable assistance that may be required by SELLER in the defense, and shall have the right to be represented therein by advisory counsel of its own selection for the Indemnified Party’s purposes and at its own expense.  Neither party shall enter into any settlement that affects the other party’s rights or interests without the other party’s prior written approval, which shall not be unreasonably withheld.

10.4        In addition to SELLER’s obligations and liabilities above, if any IPR Claim is made or likely to be made, SELLER shall, upon mutual agreement of the Parties and at SELLER’s expense, either (i) procure for the Indemnified Party the right (including to obtain necessary license) to continue to use and market the infringing or allegedly infringing Product (“Accused Product”), (ii) modify the Accused Product so that it is no longer infringing without materially altering the performance, characteristics or functions thereof or (iii) replace it with a non-infringing Product to the extent that it is economically practicable having substantially the same or improved function, capability, and performance, and reimburse the Indemnified Party for any and all reasonable costs incurred by the Indemnified Party in implementing any modified or replacement Product. If in the Indemnified Party’s judgment none of the remedies described above is feasible or practicable after SELLER’s exercise of best efforts, then, the Indemnified Party may in its sole discretion request SELLER to refund all amounts that have been paid by the Indemnified Party for the Accused Product and compensate the Indemnified Party for any costs and expenses reasonably incurred by the Indemnified Party in obtaining a replacement product, if any.  When the Indemnified Party returns any Accused Product to SELLER, SELLER will reimburse the Indemnified Party for any and all associated shipping and insurance charges.

10.5                        ***.

Article 11.                   CONFIDENTIALITY

11.1                        Each Party (Receiving Party) shall keep the Confidential Information (as hereinafter defined) received from the other Party (Disclosing Party) confidential during the term of this Agreement and three (3) years from the expiration or termination of this Agreement.  “Confidential Information” shall mean any and all information, including Technical Information: i) disclosed in tangible form and marked as “Confidential”, “Proprietary’’ or with the legend of similar meaning; or ii) disclosed in intangible form, identified as confidential at the time of disclosure and summarized in writing within thirty (30) days after the initial disclosure.  The existence and terms and conditions of this Agreement shall also be deemed to be the Confidential Information.

11.2                        The obligation of confidentiality pursuant to Article 11.1 shall not apply to any information that: i) was known to the Receiving Party without an obligation of confidentiality prior to its receipt thereof; ii) is or becomes publicly available without the Receiving Party’s breach of this Agreement; iii) is rightfully received by the Receiving Party from a third party with the authority to disclose without obligation of confidentiality; iv) is developed independently by the Receiving Party; or (v) is required to be disclosed pursuant to any judicial or administrative proceeding, provided that the Receiving Party immediately after receiving notice of such action notifies the Disclosing Party of such action to give the Disclosing Party the opportunity to seek any other legal remedies to maintain such information in confidence.

Article 12.                   TERM AND TERMINATION

12.1                        This Agreement shall be effective from the Effective Date and expire on the first (1st) anniversary of the Effective Date (the Term).  The Term shall be automatically renewed for additional periods of 12 months (each a Renewal Term) unless either Party provides written notice to the other Party at least three (3) months prior to the beginning of a Renewal Term that it does not desire to renew the Agreement.

12.2                        This Agreement shall be terminated forthwith upon the sending of notice in writing upon the occurrence of one or more of the following events:

(a)                                  by either Party hereto, if the other Party or its creditors or any other eligible party makes a filing for said Party’s liquidation, bankruptcy, reorganization, compulsory composition, or dissolution, or if said Party is unable to pay any debts as they become due except otherwise legally extended, or has explicitly or implicitly suspended payment of any debts as they become due (except debts contested in good faith), or if the creditors of said Party have taken over its management, or if any material or significant part of said Party’s undertaking, property, or assets shall be intervened in, expropriated, or totally or partially confiscated by action of any government;

(b)                                 by either Party hereto, if the other Party shall commit a material breach of any of its obligations under this Agreement which shall not be remedied within thirty (30) days, or a shorter period if expressly required herein, from the giving of written notice requiring said breach to be remedied;

(c)                                  by either Party, if there shall at any time occur any change in the ownership or control of either Party which the other Party reasonably deems to be material; or

(d)                                 if any subsequent enactment of law or regulation or any subsequent action (or failure to act) by governmental authority in BUYER’s or SELLER’s country shall, in the reasonable opinion of a Party:  (i) make performance of this Agreement impossible or unreasonably expensive or unreasonably difficult for said Party, (ii) materially alter the rights and obligations of the Parties from those agreed and contemplated by this Agreement; or (iii) interfere with the benefits contemplated herein to be received by said Party.

12.3                        Termination of this Agreement shall be without prejudice to the accrued rights and liabilities of the Parties at the date of termination, unless waived in writing by the Party enjoying the right or to whom the liability is owed.

12.4                        Upon termination of this Agreement for any reason:

(a)                                  all obligations undertaken in this Agreement shall forthwith terminate; provided that all terms and conditions of this Agreement which are destined (whether expressed or not) to survive the duration or termination of this Agreement including, without limitation, Articles 8, 10, 11, 12, 13, 14, 15, and 16 shall so survive;

(b)                                 SELLER warrants that it shall supply Products shipped to BUYER for a minimum of one (1) year from the shipment date of the Products to BUYER under the same terms and conditions of providing such Products during the duration of this Agreement, and at the end of such one (1) year period, BUYER shall have the right to place a final order for Products under the same terms and conditions of providing such Products during the duration of this Agreement, and these obligations to provide Products shall survive termination of this Agreement;

(c)                                  the Forecast and outstanding Purchase Orders, which have been confirmed by SELLER, shall continue to be executed by the Parties in accordance with the terms thereof and the provisions of this Agreement shall continue to apply thereto until the pertinent transactions shall have been completed; and

(d)                                 a termination of this Agreement shall not relieve either Party from any obligations accrued to the date of termination or relieve the Party in default or breach from liability for damages to the other for default or breach of this Agreement.

Article 13.                   APPLICABLE LAW AND ARBITRATION

13.1                        This Agreement shall be construed in accordance with and governed by the laws of the State of California without application of the conflict of laws.  The United Nations Convention on Contracts for the International Sale of Goods shall not apply.

13.2                        All disputes, controversies, or differences which may arise between Parties hereto, out of or in connection with this Agreement or breach thereof, which cannot be amicably settled by the Parties hereto, shall be finally settled by arbitration in Singapore in accordance with the Rules of Arbitration of the International Chamber of Commerce then in effect.  The language of arbitral proceedings shall be in the English language, before a three member tribunal.  Each Party shall nominate an arbitrator, and the two party-nominated arbitrators shall appoint the third arbitrator who shall chair the tribunal.  The award rendered by arbitrators shall be final and binding upon the Parties concerned, and shall be enforceable in any court having competent jurisdiction.

Article 14.                   NOTICES

All notices which either party is required or may desire to serve upon the other party shall be in writing and hand delivered or sent by facsimile or e-mail transmission or commercial overnight courier provided, however, that all notices concerning any dispute or any alleged breach or termination of this Agreement, in whole or in part, must be sent by overnight courier or certified or registered mail.  Such notices and other communications shall be served and effective upon receipt if hand delivered, on the date indicated on the transmission report of the sender’s machine indicating delivery to the recipient’s facsimile number if sent by facsimile, on the date when the e-mail is delivered to the recipient’s server if sent by e-mail transmission or the day of verified receipt when sent by overnight courier.  All notices and other communications shall be directed to the parties at their respective addresses as set forth below addressed to the party to be served as follows:

LG Display Co., Ltd.
ADDRESS: 1007 Deogeun-ri, Wollong-myeon, Paju-si, Gyeonggi-do, 413-811, Korea
NAME:	***
***
FAX:	***
TEL:	***
EMAIL:	***

Novaled
ADDRESS: Tatzberg 49 01307 Dresden Germany
NAME :	***
FAX:	***
TEL :	***
EMAIL:	***

Article 15.                   FORCE MAJEURE

In the event of any delay in performance or failure of performance of obligations under this Agreement by either Party due to any causes arising from or attributable to acts, omissions, events, accidents or acts of God beyond the reasonable control of the Parties concerned, including, but not limited to, interruption of transportation, embargo, prohibition of import or export of the Products, governmental orders, restriction, riot, storm, flood, earthquake, such delay or failure of performance shall not be deemed a default and the Party so delayed or prevented shall be under no liability for loss or cost suffered by the other Party thereby. In the event that the performance of this Agreement is wholly suspended for a period of three (3) months, either Party may terminate this Agreement by at least thirty (30) days’ notice in writing to the aforesaid effect.

Article 16.                   MISCELLANEOUS

16.1                        In the event that any provision(s) of this Agreement shall be held invalid or unenforceable by a court of competent jurisdiction or by any future legislative or administrative action, such holding or such action shall not void the validity or enforceability of any other provisions hereof.

16.2                        The failure on the part of either Party to exercise, or any delay in exercising, any right or remedy hereunder shall not operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or future exercise thereof or the exercise of any other right or remedy granted hereby or by any related document or by law.

16.3                        This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, assigns and legal representatives.  Neither Party shall have the right to assign or otherwise transfer its rights or obligations under this Agreement, except with the prior written consent of the other Party.  Notwithstanding the foregoing, a successor in interest by merger, operation of law or otherwise of the entire business of either Party, shall acquire all interest of such Party hereunder without the necessity of obtaining prior written consent; provided however that advance written notice shall be provided to the other Party.

16.4                        LGD Designated Buyer shall be considered a third party beneficiary of all the rights, remedies or other benefits that LGD is entitled to exercise under or by reason of this Agreement.  LGD may exercise its rights under this Agreement directly and/or through its Designated Buyer.  LGD may treat any default in performance by Seller under a Purchase Order with LGD Designated Buyer as an event of default whereupon LGD may exercise all available right and remedies under the Agreement.

16.5                        It is understood that neither Party is constituted an agent, partner, franchisee, employee or servant of the other for any purpose whatsoever.  Each Party shall conduct its business in its own name and shall be solely responsible for its acts, conduct and expenses of its employees and agents.

16.6                        This Agreement and all Exhibits attached hereto constitute the entire Agreement between the Parties relative to the purchase and sale of the Products hereunder, and supersede and replace all prior or contemporaneous agreements, written and verbal, between the Parties regarding such Products.

16.7                        The terms and conditions set forth herein shall continue to be binding and in full force and effect so long as Products are shipped under this Agreement.  Any addition to or modification of this Agreement shall not be binding unless in writing and signed by duly authorized representatives of both Parties.

16.8                        Headings of Articles in this Agreement are for convenience only and do not substantively affect the terms and conditions of this Agreement.  This Agreement may be executed in two (2) or more counterparts, each of which will be deemed original, but all of which together will constitute the same agreement.

(THIS SECTION IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF the duly authorized representatives of the Parties hereunder sign this Agreement, the date and year first above written.

Novaled AG			LG Display Co., Ltd

By:	/s/ Gerd Günther		By:	/s/ Jae-Ik Choi
	Name:	Gerd Günther		Name:	Jae-Ik Choi
	Title:	CMO		Title:	Vice President

EXHIBIT A.                               PRODUCT

a.  Products

NO.	Product Name	Part No.
1	***	***

A-1